UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2009

NEW CENTURY COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9459	06-1034587
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9835 Santa Fe Spring Road
Santa Fe Springs, California  90670
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (562) 906-8455

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

On October 15, 2009, New Century Companies, Inc. (the “Company”) filed a Current Report on Form 8-K stating that it had acquired all of the capital stock of Precision Aerostructures, Inc. and that the financial statements and pro forma financial information required under Item 9.01 would be filed by amendment.  This amendment restates in its entirety Item 9.01 of the Report on Form 8-K and includes the required financial statements and pro forma financial information with respect to such report.

ITEM 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The following information is filed as an exhibit to this Amendment and incorporated herein by reference:

Exhibit 99.2
The Audited Consolidated Balance Sheets of Precision Aerostructures, Inc. as of December 31, 2008 and 2007 and the related Consolidated Statements of Operations, Stockholders’ Equity (Deficit) and Cash Flows for the years ended December 31, 2008 and 2007 and the Notes related thereto.  The Unaudited Consolidated Balance Sheet of Precision Aerostructures, Inc. as of June 30, 2009 and the related Consolidated Statements of Operations and Cash Flows for the six months ended June 30, 2009 and 2008 and the notes related thereto.

(b)	Pro Forma Financial Information

The following information is filed as an exhibit to this Amendment and incorporated herein by reference:

Exhibit 99.1
Unaudited Pro Forma Combined Balance Sheet as of June 30, 2009 and the Unaudited Pro Forma Combined Statements of Operations for the Six Months ended June 30, 2009 and for the Year ended December 31, 2008, and Notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY COMPANIES, INC.

(Registrant)

Date: January 20, 2010	By:	/s/ DAVID DUQUETTE

David Duquette
President and Chief Executive Officer